   As filed with the Securities and Exchange Commission on July 9, 2001


                                                 Registration No. 333-63726


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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------

                              AMENDMENT NO. 1


                                    TO


                                    FORM S-3

                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act Of 1933

                               ----------------

                            IMPCO TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

                  Delaware                                      91-1039211
       (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                        Identification No.)

                               ----------------

                              16804 Gridley Place
                           Cerritos, California 90703
                                 (562) 860-6666
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                               ----------------

                               Robert M. Stemmler
                     President and Chief Executive Officer
                              16804 Gridley Place
                           Cerritos, California 90703
                                 (562) 860-6666
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               ----------------

                  Copies of all communications to be sent to:

          Michael J. Connell, Esq.                         Robert S. Kant, Esq.
           Jonathan F. Atzen, Esq.                         Howard J. Kern, Esq.
           Craig S. Mordock, Esq.                          Scott K. Weiss, Esq.
           MORRISON & FOERSTER LLP                        GREENBERG TRAURIG, LLP
            555 West Fifth Street                        2375 East Camelback Road
     Los Angeles, California 90013-1024                   Phoenix, Arizona 85016
               (213) 892-5200                                 (602) 445-8000

                               ----------------

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]


                               ----------------

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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


                             EXPLANATORY NOTE


   This Amendment No. 1 to the Registration Statement on Form S-3 is being filed solely for the purpose of filing additional exhibits as indicated in the
Exhibit Index included herein.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

   The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.

                                                                       Amount to
                                                                        be paid
                                                                       ---------
   Registration fee................................................... $ 12,500
   NASD filing fee....................................................    5,500
   Printing and engraving expenses....................................     *
   Legal fees and expenses............................................     *
   Blue Sky qualification fees and expenses...........................     *
   Accounting fees and expenses.......................................     *
   Transfer Agent and registrar fees..................................     *
   Miscellaneous......................................................     *
                                                                       --------
       Total.......................................................... $825,000
                                                                       ========

   * To be supplied by amendment.

Item 15. Indemnification of Directors and Officers

   Section 145 of the Delaware General Corporation Law (the "DGCL") contains detailed provisions on indemnification of directors and officers against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with legal proceedings. Section 102(a)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as our company, eliminating or limiting, with certain exceptions, the personal liability of a director of the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Our Certificate of Incorporation eliminates the liability of each of our directors to our stockholders or us for monetary damages for breach of fiduciary duty to the full extent provided by the DGCL, as such law exists or may hereafter be amended.

   Indemnification applies to any threatened, pending or completed action, suit or proceeding, whether, civil, criminal, administrative or investigative. Indemnification may include all expenses (including attorneys' fees, judgments, fines, ERISA excise taxes and amounts paid in settlement) reasonably incurred by the indemnified person.

Item 16. Exhibits and Financial Statement Schedules

  (a) Exhibits

     See Exhibit Index.

  (b) Financial Statement Schedules

     Schedule II--Valuation And Qualifying Accounts

   Other schedules are omitted because they are not applicable or because the information is included in the financial statements or the related notes.

Item 17. Undertakings

   We hereby undertake that:

   (1) For purposes of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference to this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

   (2) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the DGCL, our Certificate of Incorporation or our Bylaws, indemnification agreements entered into between us and our officers and directors, the Underwriting Agreement and all prior underwriting agreements, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue;

   (3) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

   (4) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cerritos, State of California, on July 6, 2001.

                                          IMPCO Technologies, Inc.

                                               /s/ William B. Olson

                                          By: _________________________________

                                                   William B. Olson


                                                Chief Financial Officer and
                                                       Treasurer



   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the following persons in the capacities and on the dates indicated.


             Signature                           Title                  Date
             ---------                           -----                  ----

             /s/   *                 Chief Executive Officer and    July 6, 2001
____________________________________  Chairman of the Board
         Robert M. Stemmler           (Principal Executive
                                      Officer)

       /s/ William B. Olson          Chief Financial Officer and    July 6, 2001
____________________________________  Treasurer (Prinicipal
          William B. Olson            Financial Officer)

             /s/   *                 Corporate Controller           July 6, 2001
____________________________________  (Principal Accounting
          Timothy S. Stone            Officer)

             /s/   *                 Director                       July 6, 2001
____________________________________
          Norman L. Bryan

             /s/   *                 Director                       July 6, 2001
____________________________________
            Paul Mlotok

             /s/   *                 Director                       July 6, 2001
____________________________________
         J. David Power III

             /s/   *                 Director                       July 6, 2001
____________________________________
           Don J. Simplot

             /s/   *                 Director                       July 6, 2001
____________________________________
          Douglas W. Toms


   /s/ William B. Olson


By: __________________________


       William B. Olson


       Attorney-in-Fact

                                 EXHIBIT INDEX


 Exhibit
 Number                            Exhibit Description
 -------                           -------------------
  1.1*   Form of Underwriting Agreement.

  2.1 Deed of Sale of Business by and among IMPCO Technologies Pty. Limited, as buyer, and Ateco Automotive Pty. Limited, as seller, dated as of July 1, 1996. (1)

  2.2    Deed of Release by and among IMPCO Technologies, Inc. and Ateco
          Automotive Pty. Limited dated as of July 1, 1996. (1)

  2.3    Shareholders Agreement for Gas Parts (NSW) Pty. Limited by and among
          IMPCO Technologies, Pty. Limited, Gas Parts Pty. Limited and Gas
          Parts (NSW) Pty. Limited, dated as of July 4, 1996. (1)

  4.1 Stockholders' Protection Rights Agreement dated as of June 30, 1999 between IMPCO Technologies, Inc. and ChaseMellon Stockholder
          Services, L.L.C., as Rights Agreement. (2)

  5.1*   Opinion of Morrison & Foerster LLP

 10.31+  Corporate Alliance Agreement dated June 12, 2001 between Quantum
          Technologies Worldwide, Inc. and General Motors Corporation.

 10.32   Master Technical Development Agreement dated June 12, 2001 between
          Quantum Technologies Worldwide, Inc. and General Motors Corporation.

 10.33   Stock Transfer Agreement dated June 12, 2001 between Quantum
          Technologies Worldwide, Inc. and General Motors Corporation.

 10.34   Registration Rights Agreement dated June 12, 2001 between Quantum
          Technologies Worldwide, Inc. and General Motors Corporation.

 23.1**  Consent of Ernst & Young LLP

         Consent of Morrison & Foerster LLP (included as part of its opinion
 23.2*   filed as Exhibit 5.1)

 24.1**  Power of Attorney


--------
(1) Incorporated by reference Form 8-K/A dated July 1, 1996, and filed as Exhibit Numbers (2.5) through (2.9) thereunder.

(2) Incorporated by reference from Form 8-K dated June 30, 1999 and filed as Exhibit (4) thereunder.

 *  To be filed by amendment.

** Previously filed.


+ Certain information in this exhibit has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.